EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Bank of America Corporation of our report dated January 15, 2004 (except for the legal matters described in Note 10, for which the date is February 24, 2004) relating to the financial statements of FleetBoston Financial Corporation, which appears in the Amendment No. 1 to the Current Report on Form 8-K/A of Bank of America Corporation dated April 14, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 14, 2004